Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-192507, 333-165268, 333-112831, 333-105767, 333-76798, 333-65636, 333-58634, 333-55644, 333-131705, 333-201456, 333-83729, 333-215648, 333-221876, 333-229582, 333-233164, 333-235541 and 333-54278) on Form S-8 of our report dated August 31, 2020, with respect to the consolidated financial statements of Extreme Networks, Inc. as of and for the two-year period ended June 30, 2020.

Our report dated August 31, 2020, on the consolidated financial statements as of June 30, 2020 and for each of the years in the two-year period ended June 30, 2020 contains an explanatory paragraph that states that the Company has changed its method of accounting for leases as of July 1, 2019 due to the adoption of Accounting Standards Update (ASU) 2016-02, Leases, and several related amendments, as issued by the Financial Accounting Standards Board.

/s/KPMG LLP

Raleigh, North Carolina
August 27, 2021